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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                               September 19, 1996


                 CAPITAL REALTY INVESTORS-IV LIMITED PARTNERSHIP
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             (Exact name of registrant as specified in its charter)


                                    Maryland
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                 (State or other jurisdiction of incorporation)


          0-13523                                 52-1328767
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(Commission File Number)                (IRS Employer Identification No.)


11200 Rockville Pike, Rockville, Maryland              20852
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(Address of principal executive offices)             (Zip Code)


                                 (301) 468-9200
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              (Registrant's telephone number, including area code)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
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     On March 15, 1993, May 23, 1994 and May 23, 1994, the local general partners of River Run Company (River Run), New Forest Park Associates Limited Partnership (Forest Park) and New Walnut Square Associates Limited Partnership (Walnut Square), respectively, filed notices of intent to participate under the Low Income Housing Preservation and Resident Home Ownership Act of 1990 (LIHPRHA). On February 27, 1996, July 11, 1996 and July 11, 1996, the local managing general partners' plans of action regarding the sale of River Run, Forest Park and Walnut Square, respectively, under the LIHPRHA program were approved by HUD. This program may provide incentives to owners of multifamily housing who commit to operate their properties as low to moderate-income housing permanently and who have participated under specific federal subsidy programs (Section 236 or Section 221(d)(3)) for at least 18 years. Incentives available under the LIHPRHA program include selling the property to qualified buyers.

     On August 27, 1996, River Run sold the property, a 100-unit apartment complex located in Macomb, Illinois, under the LIHPRHA program to National Handicap Housing Institute, Inc., a non-profit entity. The sale of the property generated net cash proceeds to Capital Realty Investors-IV Limited Partnership (the Partnership) of approximately $552,000. The proceeds were net of approximately $530,000 used to retire, at a discount, the Partnership's purchase money note obligation with respect to the property.

     On September 19, 1996, Forest Park sold the property, a 284-unit apartment complex located in New Orleans, Louisiana, under the LIHPRHA program to Forest Park Affordable Housing Inc., a District of Columbia non-profit organization. The sale of the property generated net cash proceeds to the Partnership of approximately $1.2 million. The proceeds were net of $1.7 million used to retire, at a discount, a portion of the Partnership's purchase money note obligation with respect to the property. The proceeds were also net of $531,100 which was used to purchase a certificate of deposit to be held in escrow until January 2, 1997, at which time all principal and interest up to three percent per annum on the certificate of deposit shall be used to retire the Partnership's remaining purchase money note obligation with respect to the property. Any excess interest that has accrued on the certificate of deposit shall be payable to the Partnership.

     Also, on September 19, 1996, Walnut Square sold the property, a 284-unit apartment complex located in New Orleans, Louisiana, under the LIHPRHA program to Walnut Square Affordable Housing, Inc., a District of Columbia non-profit entity. The sale of the property generated net cash proceeds to the Partnership of approximately $966,000. The proceeds were net of $2.241 million used to retire, at a discount, the Partnership's purchase money note obligation with respect to the property.

     The Partnership intends to make a distribution to the Additional Limited Partners by October 31, 1996 related to the sale of these properties. The amount of this distribution is unknown at this time. The Managing General Partner intends to retain all of the Partnership's remaining undistributed net sale proceeds for the possible repayment, prepayment or purchase of the Partnership's outstanding purchase money notes related to other Local Partnerships. The Managing General Partner of the Partnership and/or its affiliates are expected to receive net fees of approximately $26,606 for its services relating to the sale of River Run. The Managing General Partner of the Partnership and/or its affiliates will not receive any fees relating to the sale of Forest Park and Walnut Square.




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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   Capital Realty Investors-IV Limited
                                     Partnership
                                   (Registrant)

                              By:  C.R.I., Inc., General Partner



October 4, 1996                    /s/Deborah K. Browning
------------------            By:  --------------------------------------
Date                               Deborah K. Browning
                                   Vice President/Chief Accounting
                                     Officer








































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